Exhibit 99.1

Contacts:                     Donald H. Anderson, President/CEO
Randall J. Larson, Executive Vice President/CFO
303-626-8200

TRANSMONTAIGNE INC. SETS AUGUST 31, 2006 SPECIAL MEETING DATE AND
COMMENCES PROXY SOLICITATION FOR MERGER TRANSACTION WITH MORGAN STANLEY CAPITAL GROUP

Tuesday, July 25, 2006	Immediate Release

Denver, Colorado — TransMontaigne Inc. (NYSE: TMG) today announced that its board of directors has set a date of August 31, 2006 for the special meeting of its stockholders called to vote on TransMontaigne’s previously announced merger with a subsidiary of Morgan Stanley Capital Group Inc. TransMontaigne further announced that it has filed definitive proxy materials on Schedule 14A relating to the merger with the Securities and Exchange Commission (“SEC”) and expects to commence mailing the definitive proxy materials to stockholders on or about July 28, 2006.

Upon completion of the merger each issued and outstanding share of TransMontaigne’s common stock will be converted into the right to receive $11.35 in cash and TransMontaigne will no longer have common stock quoted on the New York Stock Exchange. Completion of the merger is subject to approval by TransMontaigne’s stockholders and the satisfaction or waiver of the other conditions set forth in the merger agreement and described in the definitive proxy materials.

Only stockholders of record—those who owned shares of common stock at the close of business on July 17, 2006, the record date for the special meeting—will be eligible to vote at the meeting, which will begin at 9:00 a.m. (Mountain Daylight Time) on Thursday, August 31, 2006, at the Central City Room of The Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado 80202.

Additional Information and Where to Find It

On July 25, 2006, TransMontaigne filed definitive proxy materials, which contained the merger agreement and related documents, with the SEC and expects to begin mailing to its stockholders definitive proxy materials regarding the merger transaction on or about July 28, 2006. Such proxy materials contain information about TransMontaigne, the proposed merger and related matters. Stockholders are urged to read the proxy statement carefully, as it contains important information that stockholders should consider before making a decision about the proposed merger. In addition to receiving the proxy statement from TransMontaigne by mail, stockholders may obtain the proxy statement, as well as other filings containing information about TransMontaigne, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, from TransMontaigne at http://www.transmontaigne.com.

This announcement is neither a solicitation of proxy, an offer to purchase, nor a solicitation of an offer to sell shares of TransMontaigne. TransMontaigne and its executive officers and directors may be deemed to be participants in the solicitation of proxies from TransMontaigne’s stockholders with respect to the proposed merger. Information regarding any interests that TransMontaigne’s executive officers and directors may have in the transaction is set forth in the proxy statement.

About TransMontaigne Inc.

TransMontaigne Inc. is a refined petroleum products marketing and distribution company based in Denver, Colorado with operations in the United States, primarily in the Gulf Coast, Midwest and East Coast regions. The Company’s principal activities consist of (i) terminal, pipeline, and tug and barge operations, (ii) marketing and distribution, (iii) supply chain management services and (iv) managing the activities of TransMontaigne Partners L.P. (NYSE: TLP). The Company’s customers include refiners, wholesalers, distributors, marketers, and industrial and commercial end-users of refined petroleum products. Corporate news and additional information about TransMontaigne Inc. is available on the Company’s web site: www.transmontaigne.com

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These forward-looking statements include statements regarding the proposed transactions. These statements are based on the current expectations of management of TransMontaigne. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, (1) TransMontaigne may be unable to obtain stockholder approval required for the merger transaction; (2) conditions to the closing of the merger transaction may not be satisfied or the merger agreement may be terminated prior to closing; (3) the merger transaction may involve unexpected costs or unexpected liabilities; (4) the businesses of TransMontaigne may suffer as a result of uncertainty surrounding the merger transaction; and (5) TransMontaigne may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of TransMontaigne are set forth in our Annual Report on Form 10-K for the year ended June 30, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 as filed with the SEC, which are available at www.transmontaigne.com. TransMontaigne undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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